EXHIBIT 99.1
                                                                    ------------

[GRAPHIC OMITTED]                                                         MOVADO
[LOGO MOVADO GROUP INC.]                                                    EBEL
                                                                         CONCORD
                                                                             ESQ
                                                                     COACH WATCH
                                                          TOMMY HILFIGER WATCHES



APPROVED BY:    Rick Cote
                Executive Vice President and
                Chief Operating Officer
                201-267-8000

    CONTACT:    Investor Relations:
                Suzanne Michalek
                Director of Corporate Communications
                201-267-8000

                Financial Dynamics
                Melissa Myron
                212-850-5600

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

             MOVADO GROUP, INC. REPORTS STRONG THIRD QUARTER RESULTS

  ~ COMPANY DELIVERS DOUBLE DIGIT SALES & PROFIT GROWTH IN Q3 AND YTD PERIOD ~

         PARAMUS, NJ - DECEMBER 8, 2004 -- MOVADO GROUP, INC. (NYSE: MOV), today announced third quarter results for the period ended October 31, 2004. These results include the Ebel business, which was acquired on March 1, 2004. All share data has been adjusted to reflect a two-for-one stock split distributed to shareholders on June 25, 2004.

THIRD QUARTER FISCAL 2005
-------------------------

o Net sales increased 26.1% to $127.0 million from $100.8 million last year. The acquisition of Ebel accounted for net sales of $15.7 million.

o    Comparable store sales increased 12.8% at the Company's Movado boutiques.

o Gross margin remained strong at 60.7% this year compared to 60.9% last year.

o Operating profit was $16.0 million versus $14.8 million in the year-ago period

o Net income increased 12.5% to $11.3 million, or $0.44 per diluted share, compared to net income of $10.1 million, or $0.40 per diluted share, in the prior year period. Third quarter net income includes the slightly dilutive impact of Ebel of $0.1 million, or less than $0.01 per diluted share.


NINE-MONTH RESULTS
------------------

o Net sales increased 25.9% to $299.0 million from $237.5 million last year. The acquisition of Ebel accounted for net sales of $28.6 million.

o    Comparable store sales increased 16.7% at the Company's Movado boutiques.

                                    - more -

o    Gross margin was 59.7% compared to 61.1%.

o Operating profit was $26.4 million versus $25.5 million in the year-ago period.

o Net income rose 14.7% to $19.1 million, or $0.75 per diluted share, compared to net income of $16.7 million, or $0.67 per diluted share, in the prior year period. Net income for the nine-month period includes the dilutive impact of Ebel, which was partially offset by a legal settlement gain recorded in the second quarter of fiscal 2005. The combined effect of these two items reduced net income in the nine-month period by approximately, $2.4 million, or $0.09 per diluted share.

         Efraim Grinberg, President and Chief Executive Officer, commented, "Our company delivered a strong performance in the third quarter with year-over-year sales increases recorded in each of our brands and businesses. The results were driven by the steadfast execution of our strategy to develop and support our distinctive portfolio of brands through strong product development, compelling advertising campaigns, and consistent marketing support. We are also very pleased with the performance of our Movado boutiques, demonstrating consumers continued appreciation and desire for luxury jewelry and accessories with signature Movado styling."

         Rick Cote, Executive Vice President and Chief Operating Officer, stated, "In our seasonally strongest quarter, we are very pleased that Ebel delivered an attractive sales level driven by the recently launched global advertising campaign featuring Claudia Schiffer and certain new product introductions such as the Sportwave. We expect this momentum to continue as we enhance and accelerate new product introductions beginning next year. Given the restructuring actions taken to-date, we are pleased that Ebel neared the breakeven mark to the bottom line in the third quarter. The appropriate cost structure is in place and we anticipate this business will be modestly accretive to the bottom line next year, with the potential for significant operating leverage in the future."

         Mr. Grinberg concluded, "We believe our company is well positioned for the important holiday season. Our market presence is strong with significant merchandising and marketing initiatives in place to support our diverse brand portfolio and drive sales. At the same time, we remain focused on our business fundamentals and operating disciplines to further enhance our bottom line results."

         The Company projects diluted earnings per share for the fiscal year ending January 31, 2005 to range between $0.98 and $1.02, compared to management's previously issued financial projections for full year earnings per share to range between $0.96 and $1.00. These projections include the anticipated dilutive impact of Ebel and a legal settlement gain recorded in the second quarter of fiscal 2005.

         The Company's management will host a conference call today, December 8th at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroupinc.com. This call will be archived online within one hour of the completion of the conference call.

                                    - more -

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.


                               (TABLES TO FOLLOW)

                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                        OCTOBER 31,                       OCTOBER 31,
                                                                -------------------------         -------------------------
                                                                  2004             2003             2004             2003
                                                                --------         --------         --------         --------
Net sales                                                       $127,023         $100,767         $298,998         $237,482

Cost of sales                                                     49,882           39,428          120,494           92,464
                                                                --------         --------         --------         --------

Gross profit                                                      77,141           61,339          178,504          145,018

Selling, general and administrative expenses                      61,157           46,584          152,065          119,478
                                                                --------         --------         --------         --------

Operating profit                                                  15,984           14,755           26,439           25,540

Interest expense                                                     872              764            2,380            2,372
                                                                --------         --------         --------         --------

Income before litigation settlement                               15,112           13,991           24,059           23,168
Litigation settlement                                                 --               --            1,444               --
                                                                --------         --------         --------         --------

Income before taxes                                               15,112           13,991           25,503           23,168

Income tax                                                         3,778            3,917            6,376            6,487
                                                                --------         --------         --------         --------

Net income                                                      $ 11,334         $ 10,074         $ 19,127           16,681
                                                                ========         ========         ========         ========

Net income per diluted share                                    $   0.44         $   0.40         $   0.75         $   0.67
Shares used in per share computation                              25,621           25,257           25,497           25,007

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                              OCTOBER 31,         JANUARY 31,         OCTOBER 31,
                                                                 2004                2004                2003
                                                              -----------         -----------         -----------
ASSETS

      Cash and cash equivalents                                 $ 35,870            $ 82,083            $ 60,957
      Trade receivables, net                                     137,861              88,800             120,706
      Inventories                                                192,811             121,678             123,074
      Other                                                       40,359              26,693              20,341
                                                                --------            --------            --------
          Total current assets                                   406,901             319,254             325,078
                                                                --------            --------            --------

      Property, plant and equipment, net                          50,105              42,112              40,744
      Other assets                                                41,641              29,601              29,052
                                                                --------            --------            --------
                                                                $498,647            $390,967            $394,874
                                                                ========            ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY

      Loans payable to banks                                    $ 16,300            $      0            $ 22,000
      Current portion of long-term debt                            5,000              10,000               5,000
      Accounts payable                                            41,928              23,631              22,115
      Accrued liabilities                                         47,180              25,781              31,084
      Deferred and current taxes payable                          20,911              18,111              17,868
                                                                --------            --------            --------
          Total current liabilities                              131,319              77,523              98,067
                                                                --------            --------            --------

       Long-term debt                                             45,000              25,000              30,000
       Deferred and non-current income taxes                       3,291               2,282               2,406
       Other liabilities                                          12,826              11,449              10,518
       Shareholders' equity                                      306,211             274,713             253,883
                                                                --------            --------            --------
                                                                $498,647            $390,967            $394,874
                                                                ========            ========            ========